UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2006 (August 8, 2006)
Date of Report (Date of earliest event reported)

STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24015 (Commission File No.)	54-1890464 (IRS Employer Identification No.)

14040 Park Center Road
Herndon, Virginia 20171

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 674-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

SteelCloud, Inc. (the "Company") today announced it has received notice, under Marketplace Rule 4310(c)(4)(the "Rule"), that its common stock is subject to potential delisting from the Nasdaq National Market because the bid price of the Company's common stock closed below the minimum $1.00 per share requirement for 30 consecutive business days prior to August 8, 2006. Under Marketplace Rule 4310(c)(8)(D), the Company has been granted an initial 180 calendar days, or until February 5, 2007, to regain compliance.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On August 11, 2006, the Company issued a press release announcing the receipt of a notice from Nasdaq relating to the delisting of the Company's securities. Please see Item 3.01.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release issued by SteelCloud, Inc., dated August 11, 2006, entitled, "SteelCloud Receives Nasdaq Non-Compliance Notice, Issue Centers on Minimum Share Price Requirement."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

STEELCLOUD, INC.

By:	/s/ Clifton W. Sink
Clifton W. Sink, Chief Executive Officer

August 11, 2006

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EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION

	99.1	Press Release issued by SteelCloud, Inc., dated August 11, 2006, entitled, "SteelCloud Receives Nasdaq Non-Compliance Notice, Issue Centers on Minimum Share Price Requirement."